As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFOSYS LIMITED

(Exact name of registrant as specified in its charter)

Bangalore, Karnataka, India	58-1760235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

(Address of Principal Executive Offices) (Zip Code)

Infosys Limited 2015 Stock Incentive Compensation Plan

(Full title of the plan)

Dr. Vishal Sikka

Chief Executive Officer

Infosys Limited

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

(Name and address of agent for service)

+91-80-2852-0261

(Telephone number, including area code, of agent for service)

Copy to:

Zaitun Poonja, Esq.

Thomas W. Kellerman, Esq.

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

(650) 843-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Equity shares, par value Rs. 5 per share	12,704,483 (3)	$16.61 (4)	$211,021,462.63	$21,249.87

(1)	The equity shares, par value Rs. 5 per share (“Equity Shares”), of Infosys Limited (the “Registrant”) registered hereunder may be represented by American Depositary Shares (“ADSs”), each of which represents one Equity Share. The Registrant’s ADSs issuable upon deposit of the Equity Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-200730).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall also cover any additional Equity Shares that become issuable pursuant to the Infosys Limited 2015 Stock Incentive Compensation Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Equity Shares.
(3)	On or about March 31, 2016, members of the Registrant voted by postal ballot and approved the 2015 Plan, which replaced the Infosys Limited 2011 RSU Plan (the “2011 RSU Plan”). The maximum number of Equity Shares to be issued under the 2015 Plan shall not exceed 24,038,883 shares, which includes 11,334,400 Equity Shares held under the 2011 RSU Plan that were previously registered under a Registration Statement on Form S-8 (Registration No. 333-197833) filed on August 4, 2014. Accordingly, the Registrant hereby registers the additional 12,704,483 Equity Shares under the 2015 Plan with this Registration Statement on Form S-8.
(4)	Estimated in accordance with Rule 457(h) and 457(c) solely for the purpose of calculating the registration fee on the basis of $16.61 per share, which represents the average of the high and low prices of the Registrant’s ADSs on July 28, 2016, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

A.	The Registrant’s Annual Report on Form 20-F for the year ended March 31, 2016, filed with the Commission on May 18, 2016;

B.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by its Annual Report referred to above (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

C.	The Registrant’s Registration Statement on Form 8-A (File No. 001-35754) filed with the Commission on December 5, 2012, pursuant to Section 12 of the Exchange Act, in which there is a description of the Registrant’s American Depositary Shares and Equity Shares.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, if any, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has entered into agreements to indemnify its directors and officers for claims brought under U.S. laws to the fullest extent permitted by Indian law. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as the Registrant’s director or officer. The form of the indemnification agreement for the Registrant’s directors and officers is incorporated by reference as an exhibit to the Registrant’s Annual Report on Form 20-F.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated by reference to Exhibit (A) to the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-72199) filed on March 28, 2003).

4.2	Amendment No. 1 to the Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 99(a)(2) to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form F-6 (File No. 333-72199) filed on June 30, 2004).

4.3	Amendment No. 2 to Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 99(a)(3) to the Registrant’s Registration Statement on Form F-6 (File No. 333-200730) filed on December 4, 2014).

5.1	Opinion of Cyril Amarchand Mangaldas, as to the legality of the securities being registered.

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Cyril Amarchand Mangaldas (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	Registrant’s 2015 Stock Incentive Compensation Plan.

ITEM 9. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on July 29, 2016.

INFOSYS LIMITED

By:	/s/ David D. Kennedy
David D. Kennedy
Executive Vice President – General Counsel and Chief Compliance Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the individuals whose signatures appear below constitute and appoint Dr. Vishal Sikka, M.D. Ranganath and David D. Kennedy, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. Vishal Sikka Dr. Vishal Sikka	Chief Executive Officer and Managing Director (Principal Executive Officer)	July 29, 2016

/s/ M.D. Ranganath M.D. Ranganath	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	July 29, 2016

/s/ U.B. Pravin Rao U.B. Pravin Rao	Chief Operating Officer and Whole-time Director	July 29, 2016

/s/ R. Seshasayee R. Seshasayee	Non-Executive Chairman and Independent Director	July 29, 2016

/s/ Prof. John W. Etchemendy Prof. John W. Etchemendy	Independent Director	July 29, 2016

/s/ Roopa Kudva Roopa Kudva	Independent Director	July 29, 2016

/s/ Dr. Punita Kumar Sinha Dr. Punita Kumar Sinha	Independent Director	July 29, 2016

/s/ Prof. Jeffrey S. Lehman Prof. Jeffrey S. Lehman	Independent Director	July 29, 2016

/s/ Kiran Mazumdar-Shaw Kiran Mazumdar-Shaw	Independent Director	July 29, 2016

/s/ Ravi Venkatesan Ravi Venkatesan	Independent Director	July 29, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated by reference to Exhibit (A) to the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-72199) filed on March 28, 2003).

4.2	Amendment No. 1 to the Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 99(a)(2) to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form F-6 (File No. 333-72199) filed on June 30, 2004).

4.3	Amendment No. 2 to Amended and Restated Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 99(a)(3) to the Registrant’s Registration Statement on Form F-6 (File No. 333-200730) filed on December 4, 2014).

5.1	Opinion of Cyril Amarchand Mangaldas, as to the legality of the securities being registered.

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2	Consent of Cyril Amarchand Mangaldas (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	Registrant’s 2015 Stock Incentive Compensation Plan.